Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form F-1 of Intelligent Living Application Group Inc. of our report dated May 28, 2020, relating to the consolidated financial statements of Intelligent Living Application Group Inc. and Subsidiaries for the years ended December 31, 2019 and 2018, which appear in this Registration Statement.

We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Wei, Wei & Co., LLP

Flushing, New York

January 15, 2021